SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **KABE EXPLORATION INC.**, did on December 15, 2005, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on December 16, 2005.

Dean Heller

DEAN HELLER
Secretary of State

By Keri Gray
Certification Clerk

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

December 16, 2005

Job Number: C20051215-1908
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20050617613-01	Articles of Incorporation	4 Pages/1 Copies

Respectfully,

DEAN HELLER
Secretary of State

By

Certification Clerk

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

DEAN HELLER
Secretary of State

206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708

Entity #
E0854652005-8
Document Number:
20050617613-01

Date Filed:
12/15/2005 1:40:53 PM
In the office of

Dean Heller
Secretary of State

Articles of Incorporation
(PURSUANT TO NRS 78)

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

1. **Name of Corporation:**	KABE EXPLORATION INC.
2. **Resident Agent Name and Street Address:** *(must be a Nevada address where process may be served)*	NEVADA AGENCY AND TRUST COMPANY Name 50 WEST LIBERTY STREET, SUITE 880 (Street Address), RENO (City), NEVADA, 89501 (Zip Code) Optional Mailing Address, City, State, Zip Code
3. **Shares:** *(number of shares corporation authorized to issue)*	Number of shares with par value: 75,000,000 Par value: $ 0.001 Number of shares without par value: -0-
4. **Names & Addresses, of Board of Directors/Trustees:** *(attach additional page if there is more than 3 directors/trustees)*	1. ANTHONY CLAYDON Name 3204 EAST 20TH AVENUE (Street Address), VANCOUVER, B.C. (City), CANADA (State), V5M 2V7 (Zip Code) 2. ___ Name Street Address, City, State, Zip Code 3. ___ Name Street Address, City, State, Zip Code
5. **Purpose:** *(optional-see instructions)*	The purpose of this Corporation shall be:
6. **Names, Address and Signature of Incorporator:** *(attach additional page if there is more than 1 incorporator)*	AMANDA CARDINALLI (Name) [Signature] Signature 50 WEST LIBERTY STREET, SUITE 880 (Address), RENO (City), NEVADA (State), 89501 (Zip Code)
7. **Certificate of Acceptance of Appointment of Resident Agent:**	I hereby accept appointment as Resident Agent for the above named corporation. [Signature] Authorized Signature of R.A. or On Behalf of R.A. Company DECEMBER 15, 2005 Date

AMANDA CARDINALLI, PRESIDENT

This form must be accompanied by appropriate fees. See attached fee schedule.

ARTICLES OF INCORPORATION

OF

KABE EXPLORATION INC.

* * * * *

The undersigned, acting as incorporator, pursuant to the provisions of the laws of the State of Nevada relating to private corporations, hereby adopts the following Articles of Incorporation:

ARTICLE ONE. [NAME]. The name of the corporation is:

KABE EXPLORATION INC.

ARTICLE TWO. [RESIDENT AGENT]. The initial agent for service of process is Nevada Agency and Trust Company, 50 West Liberty Street, Suite 880, City of Reno, County of Washoe, State of Nevada 89501.

ARTICLE THREE. [PURPOSES]. The purposes for which the corporation is organized are to engage in any activity or business not in conflict with the laws of the State of Nevada or of the United States of America, and without limiting the generality of the foregoing, specifically:

I. [OMNIBUS]. To have to exercise all the powers now or hereafter conferred by the laws of the State of Nevada upon corporations organized pursuant to the laws under which the corporation is organized and any and all acts amendatory thereof and supplemental thereto.

II. [CARRYING ON BUSINESS OUTSIDE STATE]. To conduct and carry on its business or any branch thereof in any state or territory of the United States or in any foreign country in conformity with the laws of such state, territory, or foreign country, and to have and maintain in any state, territory, or foreign country a business office, plant, store or other facility.

III. [PURPOSES TO BE CONSTRUED AS POWERS]. The purposes specified herein shall be construed both as purposes and powers and shall be in no wise limited or restricted by reference to, or inference from, the terms of any other clause in this or any other article, but the purposes and powers specified in each of the clauses herein shall be regarded as independent purposes and powers, and the enumeration of specific purposes and powers shall not be construed to limit or restrict in any manner the meaning of general terms or of the general powers of the corporation; nor shall the expression of one thing be deemed to exclude another, although it be of like nature not expressed.

ARTICLE FOUR. **[CAPITAL STOCK].** The corporation shall have authority to issue an aggregate of **SEVENTY-FIVE MILLION (75,000,000) Common Capital Shares**, with a par value of **ONE MILL ($0.001)** per share for a total capitalization of **SEVENTY-FIVE THOUSAND DOLLARS ($75,000.00).**

The holders of shares of capital stock of the corporation shall not be entitled to pre-emptive or preferential rights to subscribe to any unissued stock or any other securities which the corporation may now or hereafter be authorized to issue.

The corporation's capital stock may be issued and sold from time to time for such consideration as may be fixed by the Board of Directors, provided that the consideration so fixed is not less than par value.

The stockholders shall not possess cumulative voting rights at all shareholders meetings called for the purpose of electing a Board of Directors.

ARTICLE FIVE. **[DIRECTORS].** The affairs of the corporation shall be governed by a Board of Directors of no more than eight (8) nor less than one (1) person. The names and address of the first Board of Directors is:

NAME	ADDRESS
Anthony Claydon	3204 East 20th Avenue Vancouver, British Columbia Canada V5M 2V7

ARTICLE SIX. **[ASSESSMENT OF STOCK].** The capital stock of the corporation, after the amount of the subscription price or par value has been paid in, shall not be subject to pay debts of the corporation, and no paid up stock and no stock issued as fully paid up shall ever be assessable or assessed.

ARTICLE SEVEN. **[INCORPORATOR].** The name and address of the incorporator of the corporation is as follows:

NAME	ADDRESS
Amanda Cardinalli	50 West Liberty Street, Suite 880 Reno, Nevada 89501

ARTICLE EIGHT. [PERIOD OF EXISTENCE]. The period of existence of the corporation shall be perpetual.

ARTICLE NINE. [BY-LAWS]. The initial By-laws of the corporation shall be adopted by its Board of Directors. The power to alter, amend, or repeal the By-laws, or to adopt new By-laws, shall be vested in the Board of Directors, except as otherwise may be specifically provided in the By-laws.

ARTICLE TEN. [STOCKHOLDERS' MEETINGS]. Meetings of stockholders shall be held at such place within or without the State of Nevada as may be provided by the By-laws of the corporation. Special meetings of the stockholders may be called by the President or any other executive officer of the corporation, the Board of Directors, or any member thereof, or by the record holder or holders of at least ten percent (10%) of all shares entitled to vote at the meeting. Any action otherwise required to be taken at a meeting of the stockholders, except election of directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by stockholders having at least a majority of the voting power.

ARTICLE ELEVEN. [CONTRACTS OF CORPORATION]. No contract or other transaction between the corporation and any other corporation, whether or not a majority of the shares of the capital stock of such other corporation is owned by this corporation, and no act of this corporation shall in any way be affected or invalidated by the fact that any of the directors of this corporation are pecuniarily or otherwise interested in, or are directors or officers of such other corporation. Any director of this corporation, individually, or any firm of which such director may be a member, may be a party to, or may be pecuniarily or otherwise interested in any contract or transaction of the corporation; provided, however, that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors of this corporation, or a majority thereof; and any director of this corporation who is also a director or officer of such other corporation, or who is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of this corporation that shall authorize such contract or transaction, and may vote thereat to authorize such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested.

ARTICLE TWELVE. [LIABILITY OF DIRECTORS AND OFFICERS]. No director or officer shall have any personal liability to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except that this Article Twelve shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of the Nevada Revised Statutes.

IN WITNESS WHEREOF, the undersigned incorporator has hereunto affixed her signature at Reno, Nevada this 15th of December, 2005.

____
AMANDA CARDINALLI

DEAN HELLER
Secretary of State

RENEE L. PARKER
Chief Deputy
Secretary of State

PAMELA RUCKEL
Deputy Secretary
for Southern Nevada

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

CHARLES E. MOORE
Securities Administrator

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

ELLICK HSU
Deputy Secretary
for Elections

Certified Copy

December 21, 2005

Job Number: C20051221-1344
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20050628787-25	Certificate of Correction	1 Pages/1 Copies

Respectfully,

DEAN HELLER
Secretary of State

By

Certification Clerk

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity #
E0854652005-8
Document Number:
20050628787-25

Date Filed:
12/21/2005 10:34:17 AM
In the office of

Dean Heller
Secretary of State

Certificate of Correction

(PURSUANT TO NRS 78,78A, 80, 81, 82, 84, 86, 87, 88, 88A, 89 and 92A)

ABOVE

Certificate of Correction

(Pursuant to NRS 78, 78A, 80, 81, 82, 84, 86, 87, 88, 88A, 89 and 92A)

1. The name of the **entity** for which correction is being made:

KABE EXPLORATION INC. #E0854652005-8

2. Description of the original document for which correction is being made:

ARTICLES OF INCORPORATION

3. Filing date of the original document for which correction is being made: 12/15/2005

4. Description of the inaccuracy or defect.

ARTICLE 4: NAMES & ADDRESS OF BOARD OF TRUSTEES:
ANTHONY CLAYDON
3204 EAST 20TH AVENUE
VANCOUVER, B.C. CANADA V5M 2V7

5. Correction of the inaccuracy or defect.

ARTICLE 4: NAMES & ADDRESS OF BOARD OF TRUSTEES:
ANTONY CLAYDON
3204 EAST 20TH AVE
VANCOUVER, B.C. CANADA V5M 2V7

6. Signature:

Authorized Signature AMANDA CARDINALLI	INCORPORATOR **Title ***	DECEMBER 20, 2005 **Date**

*If entity is a Corporation, it must be signed by an Officer if stock has been issued, OR an Incorporator or Director if stock has not been issued; a Limited -Liability Company, by a manager or managing members; a Limited Partnership or Limited-Liability Limited Partnership, by a General Partner; a Limited-Liability Partnership, by a Managing Partner; a Business Trust, by a Trustee.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.